Exhibit10.1

RESTRICTED STOCK AWARD GRANT NOTICE

CALAVO GROWERS, INC.

2020 EQUITY INCENTIVE PLAN

Calavo Growers, Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), hereby grants to the Participant named below a Restricted Stock Award (the “Award”) for the number of shares of the Company’s Common Stock (the “Shares”) set forth below. The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (this “Grant Notice”), and in the Plan and the attached Restricted Stock Award Agreement (the “Award Agreement”), both of which are incorporated herein in their entirety. Capitalized terms used but not defined in this Grant Notice shall have the meanings set forth in the Award Agreement or the Plan, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Common Stock:

Vesting Schedule:

On _______, _____ of the Shares shall fully vest and become non-forfeitable if the Participant is serving as an Employee of the Company on that date; on _____, _____ of the Shares shall fully vest and become non-forfeitable if the Participant is serving as an Employee of the Company on that date; and on ______, the remaining _____ of the Shares shall fully vest and become non-forfeitable if the Participant is serving as an Employee of the Company on that date.

Subject to Section 2 of the Award Agreement, and except as otherwise provided in Section 5(b)(ii) of the Employment Agreement, if the Participant’s Employment terminates for any reason prior to any of the dates described in the first paragraph of this Vesting Schedule, vesting of the Shares shall cease on such termination date and all unvested Shares shall automatically be forfeited by the Participant and reconveyed to the Company without the necessity for any action by the Company or the Participant and without the necessity for any payment by the Company.

Additional Terms/Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. The Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the Award Agreement, the Plan and the Participant’s Employment Agreement set forth the entire understanding between the Participant and the Company regarding the Shares and supersede all prior oral and written agreements regarding the Shares. The Participant agrees to be bound by, and to comply with, all provisions of this Grant Notice, the Award Agreement and the Plan, and the Participant agrees to accept as final, binding and conclusive all determinations, interpretations and constructions made by the Plan’s Administrator regarding this Grant Notice, the Award Agreement and the Plan.

Other Terms, If Applicable: ____________________________________________________

PARTICIPANT:

CALAVO GROWERS, INC.

By:
Name: Title:	Signature

Date:______________

Attachments: Restricted Stock Award Agreement

ATTACHMENT

RESTRICTED STOCK AWARD AGREEMENT

CALAVO GROWERS, INC.

2020 EQUITY INCENTIVE PLAN

Pursuant to the attached Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (this “Agreement”), Calavo Growers, Inc. (the “Company”) has granted you a Restricted Stock Award (the “Award”) under its 2020 Equity Incentive Plan (the “Plan”) for the number of shares of Common Stock (the “Shares”) indicated in the Grant Notice.

The Shares are subject to the terms set forth in the Grant Notice, this Agreement, your Employment Agreement (as defined in the Grant Notice) and the Plan, which is incorporated herein by reference.

Capitalized terms not expressly defined in this Agreement, the Grant Notice or your Employment Agreement but defined in the Plan shall have the same definitions as are set forth in the Plan.

The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.GRANT OF THE AWARD AND ISSUANCE OF THE SHARES. Pursuant to your Award, the Company shall issue the Shares to you, effective as of the Date of Grant and subject to all of the terms and conditions of this Agreement, the Grant Notice and the Plan. The Company shall issue the Shares to you and shall (a) cause a stock certificate or certificates representing the Shares to be registered in your name or (b) cause the Shares to be held in book-entry form. If a stock certificate is issued, it shall be held in custody by the Company and shall bear the restrictive legends described in this Agreement. If the Shares are held in book-entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. The Award was granted in consideration of your services provided to the Company and for other good and valuable consideration, and vesting of the Shares is subject to the continuation of your Employment (as defined in your Employment Agreement) after the Date of Grant on the terms and conditions set forth in the Grant Notice and this Agreement.

2.VESTING; CHANGE IN CONTROL. Subject to the limitations contained in this Agreement and except as otherwise provided in the Grant Notice and in Section 5(b)(ii) of your Employment Agreement with respect to a termination of your Employment without Cause or for Good Reason, your Award and the Shares shall vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice. Your Shares may fully vest upon the occurrence of a Change in Control in accordance with the provisions of Section 9(c) of the Plan. For purposes of this Agreement, “Vested Shares” means Shares that have vested pursuant to the preceding provisions, and “Unvested Shares” means Shares that have not vested pursuant to the preceding provisions.

3.FORFEITURE OF UNVESTED SHARES UPON A TERMINATION OF EMPLOYMENT. Except as otherwise provided in the Grant Notice and Section 5(b)(ii) of your Employment Agreement, vesting of the Shares shall cease upon your termination of Employment and, effective as of the date of your termination of Employment, all Unvested Shares shall automatically be forfeited by you without any further action by you or the Company. Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unvested Shares and all rights and interests therein; the Company shall have the right to retain and transfer to its own name the Unvested Shares that are forfeited by you; and you shall have no further right, title or interest in or to such forfeited Unvested Shares and shall receive no payment with respect to such forfeited Unvested Shares. As of the Date of Grant, all of the Shares are unvested and are subject to a risk of forfeiture and the transfer restrictions described in this Agreement.

4.AUTHORITY OF THE COMPANY. In connection with the forfeiture provisions described above in Section 3: (a) you authorize any officer specified by the Company’s Chief Financial Officer to transfer any Unvested Shares that are forfeited pursuant to Section 3 from you to the Company; (b) you agree to take whatever action the Company deems necessary or appropriate to effectuate the Company’s reacquisition of the forfeited Unvested Shares; and (c) you appoint any officer specified by the Company’s Chief Financial Officer to hold the Unvested Shares in escrow as your attorney-in-fact in order to effect the transfer to the Company of all Unvested Shares that are forfeited pursuant to Section 3.

5.RELEASE OF VESTED SHARES FROM THE FORFEITURE RESTRICTION. As soon as administratively practicable following the vesting of any Shares pursuant to the Grant Notice and Section 2 above (or, if applicable, pursuant to a written employment agreement between you and the Company), the Company shall, as applicable, either deliver to you the certificate or certificates representing such Vested Shares without a restrictive legend referring to this Agreement or, if the Shares are held in book-entry form, then the Company shall remove the notations indicating that the shares are subject to the restrictions of this Agreement. The Company shall also promptly deliver to you any stock dividends and other non-cash distributions that were made or paid by the Company on such Vested Shares during the period prior to their vesting and which are in the Company’s possession.

6.RIGHTS AS A SHAREHOLDER. You shall have all of the rights of a shareholder with respect to the Shares from and after their issuance, subject to the vesting, forfeiture and other provisions of this Agreement, including the right to vote the Shares and to receive cash and stock dividends and other non-cash distributions that are made or paid on the Shares by the Company; provided, however, that the Company or its transfer agent shall retain custody of all such stock dividends and non-cash distributions until such time as the Shares become vested and released from the forfeiture provisions set forth in this Agreement and the Grant Notice. Any and all stock dividends and other non-cash distributions that are made or paid by the Company on Unvested Shares that are forfeited by you pursuant to the provisions of this Agreement and the Grant Notice shall also be automatically forfeited by you pursuant to Sections 3 and 4 above. Furthermore, unless otherwise determined by the Administrator, any cash dividends that are paid to you on Unvested Shares shall be subject to forfeiture and reconveyance to the Company on the date, if any, that such Unvested Shares are forfeited to the Company due to a failure to satisfy any of the vesting conditions described in this Agreement or the Grant Notice.

7.CAPITALIZATION ADJUSTMENTS. The number of Shares issued to you pursuant to the Grant Notice is subject to adjustment from time to time for Capitalization Adjustments as provided in the Plan. Any Shares that become subject to your Award pursuant to this Section 7 shall be subject to the same vesting restrictions, forfeiture provisions, restrictions on transfer and other provisions as the original number of Shares covered by your Award.

8.TRANSFER RESTRICTIONS ON UNVESTED SHARES. Prior to the date that Unvested Shares have vested and have become Vested Shares, you may not transfer, pledge, sell or otherwise dispose of any of the Unvested Shares (or stock dividends or other non-cash distributions on the Unvested Shares), except as expressly provided in this Section 8. For example, you may not pledge Unvested Shares as security for a loan.

(a)Death. Your Award and your Vested Shares are transferable by the laws of descent and distribution. At your death, vesting of any Unvested Shares shall cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Vested Shares that were not transferred by the Company to you before your death.

(b)Domestic Relations Orders. Upon receiving written permission from the Company, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive any or all of the Shares pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer and provided further that no such transfer of Unvested Shares (or stock dividends or other non-cash distributions on Unvested Shares) shall be made effective unless and until the Unvested Shares have ceased to be subject to the risk of forfeiture described in this Agreement and the Grant Notice and have become Vested Shares. You are encouraged to discuss the proposed terms of any division of your Award with the Company prior to finalizing the domestic relations order to verify that you may make such transfer and, if so, to help ensure the required information is contained within the domestic relations order.

9.RESTRICTIVE LEGENDS AND STOP-TRANSFER INSTRUCTIONS.

(a)Legends. All certificates and/or book entries evidencing Unvested Shares and Vested Shares shall be endorsed with any appropriate securities law legends as determined by the Company. In addition, the Company has the right to place on all certificates and/or book entries evidencing Unvested Shares legends that refer to this Agreement, including, without limitation, a legend to the following effect, which the Company agrees to remove promptly with respect to any Unvested Shares that vest and become Vested Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)Stop-Transfer Instructions. The Company has the right to issue appropriate “stop transfer” instructions to its transfer agent with respect to Unvested Shares.

10.WITHHOLDING OBLIGATION.

(a)On each vesting date, and at any other time as requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding with respect to the Shares (including, without limitation, by the Company’s deduction of such required withholding from compensation and other amounts payable to you by the Company), and you otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate that arise in connection with your Award. The Company shall not be obligated to release and transfer Vested Shares to you unless and until you have satisfied in full all federal, state, local and foreign tax withholding obligations.

(b)Upon your request and subject to approval by the Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, (1) the Company may withhold from Vested Shares otherwise deliverable to you a number of whole Vested Shares having a Fair Market Value, as determined by the Company, not in excess of the minimum amount of tax required to be withheld by law, or (2) the Company may permit you to enter into a “same day sale” commitment with a broker-dealer acceptable to the Company pursuant to which you irrevocably elect to sell a portion of such Vested Shares sufficient to pay all or a portion of such required withholding taxes and the broker-dealer irrevocably agrees to deliver to the Company the funds that will be applied to the payment of such withholding taxes. Any adverse consequences to you arising in connection with such Share withholding or sale procedure shall be your sole responsibility.

(c)The Company’s withholding obligations may be satisfied by any combination of the Company’s withholding or your form of payment made pursuant to this Section 10.

(d)You are ultimately liable and responsible for all taxes owed in connection with the Shares and the transactions contemplated by this Agreement, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Shares. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Shares or the subsequent sale of the Shares.

11.TAX CONSEQUENCES.

(a)No Company Liability. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the grant or vesting of your Award or from your other compensation. You represent to the Company that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

(b)Section 83(b) Election. If you make an election under Section 83(b) of the Code to be taxed with respect to the Shares as of the date of the issuance of the Shares rather than as of the date or dates upon which you would otherwise be taxable under Section 83(a) of the Code, you shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. The decision as to whether or not to make a Section 83(b) election is your sole responsibility and should be discussed with your tax and financial advisor. The Company makes no recommendation regarding whether a Section 83(b) election should be made.

12.MINIMUM SHARE OWNERSHIP POLICY AND OTHER COMPANY POLICIES. You agree to comply with any policy that the Company may adopt or amend from time to time regarding minimum Common Stock ownership requirements applicable to the Company’s Officers and/or Directors. You also agree to comply with all other applicable Company policies that the Company may adopt or amend from time to time, including, without limitation, the Company’s Insider Trading Policy and any Company clawback, recovery or recoupment policy described in Section 8(i) of the Plan pertaining to compensation received by the Company’s Employees.

13.AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, Directors, Officers or Employees to continue any relationship that you might have as an Employee, Consultant or Director of the Company or an Affiliate.

14.NOTICES. Any notices provided for in your Award, this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notices or documents related to your Award, this Agreement or the Plan by electronic means (including by email). You hereby consent to receive such notices and documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.APPLICABILITY OF THE PLAN. Your Award and this Agreement are subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Award and are further subject to all interpretations and amendments of the Plan which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

16.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement or the Plan (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of your Award subject to this Agreement shall not be included as compensation, earnings, salaries or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its right to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing, signed by a duly authorized representative of the Company, provided that no such amendment materially adversely affecting your rights hereunder may be made without your written consent. However, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of your Award which is then subject to restrictions as provided herein.

19.COMPLIANCE WITH SECTION 409A OF THE CODE. Your Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Company determines that the Shares (or any portion thereof) may be subject to Section 409A of the Code, the Company shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Company determines are necessary or appropriate for the Shares either to be exempt from the application of Section 409A of the Code or to comply with the requirements of said Section 409A. Section 4(d) of your Employment Agreement contains additional provisions regarding compliance by you and the Company with Section 409A of the Code.

20.MISCELLANEOUS.

(a)The Company may assign any of its rights under the Grant Notice, this Agreement and the Plan to one or more assignees, and all covenants contained in the Grant Notice, this Agreement and the Plan shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. All obligations of the Company under the Grant Notice, this Agreement and the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed this Agreement, the Grant Notice and the Plan in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)The laws of the State of California shall govern all questions concerning the interpretation, validity, administration, performance and enforcement of the Grant Notice, this Agreement and the Plan, without regard to that state’s conflict of law rules.